Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Rotech Healthcare Inc. (the “Company”) for the quarterly period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Philip L. Carter, as President and Chief Executive Officer of the Company, and Steven P. Alsene, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHILIP L. CARTER
Name:	Philip L. Carter
Title:	President and Chief Executive Officer
Date:	August 10, 2010

/s/ STEVEN P. ALSENE
Name:	Steven P. Alsene
Title:	Chief Financial Officer
Date:	August 10, 2010

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.